UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

OMINTO, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110-112th Avenue NE, Suite 350

Bellevue, WA 98004

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561)362-2381

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

 (c) The Company entered into an employment agreement dated September 18, 2015 with Michael Hansen to serve as Executive Vice President of Business Development of the Company for a term of five (5) years, with successive one year renewals and provides for a minimum base salary of US$240,000 per annum. The Company may pay Mr. Hansen additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services. As part of Mr. Hansen's compensation arrangement, he was issued five (5) million shares of restricted common stock which common stock shall vest in sixty (60) equal monthly installments. Mr. Hansen will be considered a named executive officer in this position. Pursuant to Mr. Hansen's Employment Agreement, he is entitled to 180 days' of severance pay payable in accordance with the Company's normal payroll plus accrued base and incentive pay, in the event he is terminated without cause or leaves the Company for good reason.

Mr. Hansen (46) is a founder of the Company and currently serves as a director of the Company. He served as President and Chief Executive Officer of the Company's predecessor and served the same roles for the Company from 2003 until May, 2015, when Mr. Braiker was appointed. Since May, 2015, Mr. Hansen has been Ominto’s chief strategist and conceptual developer. Early in his career, Mr. Hansen gained experience from his work in a variety of internationally recognized creative environments. Mr. Hansen holds a degree in mechanical engineering and in the late eighties and early nineties worked as a developer for the Danfoss Group. Later, he was recruited by LEGO and was responsible for theme world development spending much of time designing and creating the highly successful Space Lego product line, which later developed the Star Wars products. In 1996, he commenced his entrepreneurial career by developing a successful chain of Mexican themed franchise restaurants which he sold in 1999 to pursue a career in the network marketing industry where he achieved the highest sales associate ranking available in two US-based network marketing companies, in telecommunications and financial services.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Employment Agreement dated as of September 18, 2015 by and between Ominto, Inc. and Michael Hansen. (Incorporated by Reference from Registration Statement on Form S-1 filed on September 18, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ominto, Inc.
(Registrant)

Date: September 24, 2015
	By:	/s/Ivan Braiker
Ivan Braiker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement dated as of September 18, 2015 by and between Ominto, Inc. and Michael Hansen.